Saiheat Limited

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

Certificate Number

Shares

PAR VALUE $0.0015
ORDINARY SHARES

THIS CERTIFIES THAT *** SPECIMEN *** CUSIP NO.:

Is The Owner Of

FULLY PAID AND -NON-ASSESSABLE SHARES OF THE ORDINARY SHARES PAR VALE OF $0.0015 EACH OF

SAIHEAT LIMITED

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



SAIHEAT LIMITED
Corporate
Seal
CAYMAN ISLANDS

JIANWEI LI
CEO

DATED:

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature
Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303 - 662 - 1112